UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2014

ALLIED NEVADA GOLD CORP.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)
(775) 358-4455
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On May 8, 2014, Allied Nevada Gold Corp. (the “Company”) entered into the Third Amended and Restated Credit Agreement (the "Credit Agreement") with The Bank of Nova Scotia ("Scotia"), as lead arranger and administrative agent, and Wells Fargo Bank (National Association) ("Wells Fargo"), as co-collateral agent. The Credit Agreement amends and restates in its entirety the Second Amended and Restated Credit Agreement ("Prior Agreement") dated as of December 27, 2013 among the Company and Scotia.
The aggregate amount available to the Company from time to time under the Credit Agreement continues to be determined by a Borrowing Base (as defined in the Credit Agreement) that makes up to $75.0 million available (an increase from the $40.0 million available under the Prior Agreement) to the Company depending upon 80% of the value of the gold and silver in the Company's ore on leach pads, in-process, and finished goods inventories less estimated remaining processing and selling costs. Borrowings under the Credit Agreement's revolving credit facility continue to bear interest per annum at either LIBOR plus 4.50% or at an Alternate Base Rate, as defined in the Credit Agreement, plus 3.50%. Financial letters of credit and non-financial letters of credit bear interest per annum at 4.50% and 2.70%, respectively. The Credit Agreement continues to be collateralized by substantially all of the Company's assets and matures on April 30, 2016.
    The Credit Agreement contains representations and warranties, events of default, and covenants that are customary for agreements of this type, including financial covenants related to Tangible Net Worth, Minimum Current Ratio, Minimum Reserve Tail, and Cash and Cash Equivalents balances, as such terms are defined in the Credit Agreement. The Company is required to maintain a Tangible Net Worth of $437.0 million plus 25% of positive net income for each quarter ending after September 30, 2013, a Minimum Current Ratio of 1.25:1.0, and Cash and Cash Equivalents of at least $10.0 million in deposit accounts with Wells Fargo. The Minimum Reserve Tail covenant requires that at all times the Company will maintain more than 600,000 gold equivalent recoverable ounces in its heap leach reserves after maturity of the Credit Agreement.
The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On May 9, 2014, the Company issued a press release announcing it had entered into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 including the press release attached as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

10.1	Third Amended and Restated Credit Agreement, dated as of May 8, 2014, between Allied Nevada Gold Corp., The Bank of Nova Scotia, and Wells Fargo Bank (National Association).
99.1	Press release of Allied Nevada Gold Corp. dated May 9, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2014	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Third Amended and Restated Credit Agreement, dated as of May 8, 2014, between Allied Nevada Gold Corp., The Bank of Nova Scotia, and Wells Fargo Bank (National Association).
99.1	Press release of Allied Nevada Gold Corp. dated May 9, 2014.